***Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The information is both not material and is the type that the registrant treats as private or confidential. Confidential information would cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted. ***

NICHOLAS FINANCIAL, INC.

and

WESTLAKE PORTFOLIO MANAGEMENT, LLC,
as Servicer

___________________________

SERVICING AGREEMENT

Dated as of November 3, 2022

__________________________

TABLE OF CONTENTS

ii

iii

This SERVICING AGREEMENT dated as of November 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among NICHOLAS FINANCIAL, INC., a Florida corporation (“Company’), and WESTLAKE PORTFOLIO MANAGEMENT, LLC, a California limited liability company (“Servicer”), as the servicer.

WHEREAS, the Company originates and acquires Receivables.

WHEREAS, Company desires to enter into this Agreement pursuant to which Servicer will perform the servicing duties with respect to the Receivables as described herein for an on behalf of Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accepted Servicing Practices” means, with respect to any Receivable, those servicing practices and standards (including collection procedures) of prudent sale finance companies or lending institutions that service motor vehicle secured retail installment contracts of the same type as the Receivable in the jurisdiction where the related Financed Vehicle is titled, which in no instance shall be less than (i) the practices and standards, requirements and restrictions established by Applicable Law or (ii) to the extent in accordance with Applicable Law, the policies and practices set forth in the Collection Policy.

“Additional Servicing Compensation” means any or all of the following, to the extent applicable: (a) General Fees, (b) custodian fees of $[***] per Receivable other than Charged Off Receivables, (c) Payment Processing Fees, (d) repossession surcharges of $[***] per repossessed Financed Vehicle, and (e) an amount corresponding to [***]% of Post Charge Off Collections.

“Additional Receivables” means Receivables that are added to the coverage of this Agreement as agreed upon by the Company and the Servicer on one or more Additional Receivables Coverage Dates.

“Additional Receivables Coverage Date” means a date agreed upon by the Company and the Servicer upon which additional Receivables will be covered by, and serviced by the Servicer pursuant to, this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any Person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, voluntary debt cancellation coverage addenda, other items customarily financed as part of motor vehicle retail installment contracts, and related costs.

“Applicable Law” means all requirements of applicable federal, State and local laws and regulations, except for requirements that do not affect the enforceability of the Receivables and that do not impose any liability on the Servicer or the Company.

“APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Authoritative Copy” means, with respect to any Electronic Contract, a copy of such Electronic Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable and has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

“Base Servicing Fee” means a dollar amount equal to 3.25% per annum of the Pool Balance.

“Boarding Fee” means a nonrefundable fee in the amount equal to, in the case of (i) the Initial Receivables, [***]% of the Pool Balance, not to exceed [***]Dollars ($[***]) and (ii) any Additional Receivables, [***] Dollars ($[***]) for each such Additional Receivable, excluding Charged Off Receivables.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Los Angeles, California, or any other location of any successor Servicer are authorized or obligated by law, executive order or governmental decree to be closed.

“Charged Off Receivable” means a Receivable for which all or a portion of any payment due and owing thereon is more than one hundred twenty (120) days past due on the last day of a Collection Period. A Charged Off Receivable will no longer accrue interest and the Servicer will report the charged off status to credit bureaus as applicable.

“Closing Date” means November 3, 2022, or the first Business Day thereafter on which all conditions to the effectiveness of this Agreement have been satisfied.

“Collection Account” means the collection account of the Company’s subsidiary, NF Funding I, LLC, ending in [***] maintained at Wells Fargo Bank, N.A., into which Collections will be deposited pursuant to this Agreement, whether directly or from deposit from amounts on deposit in the Westlake Account.

“Collection Period” means, with respect to (i) the First Payment Date, the period beginning on the Closing Date and ending on, and including, the last day of the related calendar month, and (ii) each subsequent Payment Date, the immediately preceding calendar month.

“Collection Policy” means the policies and procedures of the Servicer provided to the Company and described on Schedule B, as such policies and procedures may be updated by the Servicer and agreed to by the Company from time to time.

“Collection Records” means all manually prepared or computer-generated records relating to collection efforts or payment histories with respect to the Receivables.

“Collections” means, with respect to any Payment Date, all monies collected by the Servicer on or in respect of the Receivables and the Financed Vehicles during the related Collection Period, including Insurance Proceeds, Net Liquidation Proceeds, Recoveries and Post Charge Off Collections.

“Company” has the meaning set forth in the recitals.

“Company Indemnified Parties” has the meaning set forth in Section 6.2(c).

“Contract” means a motor vehicle retail installment contract executed by an Obligor for a Financed Vehicle under which an extension of credit (i.e., a Receivable) by its originator was made in the ordinary course of business to such Obligor, which is secured by such Financed Vehicle, and which, for the sake of clarity, may consist of a contract originated by the Company as a direct loan or a contract originated by a third party and subsequently purchased by the Company.

“Cram Down Loss” means, with respect to a Receivable that has not become a Charged Off Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the related Scheduled Payments, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of such order.

“Customer Information” means, with respect to the Receivables and the related Financed Vehicles, each Obligor’s name, address, telephone numbers and all account and other information, including payment information, regarding such Obligor, the related Receivable and Financed Vehicle and all records, data and information pertaining to the foregoing.

“Cutoff Date” means, with respect to (i) the Initial Receivables, and (ii) any Additional Receivables, the date agreed upon between the Company and the Servicer.

“Data Breach” means any actual, suspected or threatened breaches of the security or confidentiality of any Customer Information within the Servicer’s possession, control or that the Servicer is otherwise obligated to maintain under this Agreement.

“Disposition Expenses” means customary and reasonable actual out of pocket expenses incurred and paid by the Servicer to unaffiliated third parties in disposing of a repossessed Financed Vehicle (not including overhead) and may include impound fees, storage fees, transport fees, cleaning expenses, auction fees, applicable legal fees and other related costs.

“Electronic Contract” means a Contract that constitutes “electronic chattel paper” under and as defined in Section 9-102(a)(31) of the UCC.

“Exchange Act” has the meaning set forth in Section 8.8(c).

“Financed Vehicle” means an automobile, sport utility vehicle, light duty truck or van, or any other type of motor vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the related Receivable.

“First Payment Date” means the 15th day of the calendar month immediately following the month in which the Closing Date occurs, or, if such day is not a Business Day, the immediately succeeding Business Day.

“Force Majeure Event” means fire, flood, earthquake, elements of nature of acts of God, acts of war, acts of a public enemy, acts of a nation or any state, territory, province or other political division, terrorism, riots, civil disorders, rebellions or revolutions, epidemics, theft, quarantine restrictions, freight embargoes or any other similar cause beyond the reasonable control and without the fault or negligence of the Servicer.

“GAAP” means generally accepted accounting principles in effect in the United States.

“GAP Waiver” means, with respect to any Receivable, any voluntary debt cancellation coverage obtained by an Obligor pursuant to the related Contract and financed as part of such Receivable.

“General Fees” means late fees, prepayment fees, NSF fees and similar fees specified in the related Contracts collected from the Obligors pursuant to such Contracts.

“Information Security Requirements” has the meaning set forth in Section 3.9(a).

“Initial Receivables” means the Receivables covered by this Agreement as of the Closing Date.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any Insolvency Law, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Insurance Policy” means, with respect to a Receivable, any insurance policy benefiting the holder of such Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the related Financed Vehicle or Obligor.

“Insurance Proceeds” means any proceeds from claims on any Insurance Policy.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to a Financed Vehicle by operation of law as a result of any act or omission by the Servicer.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title (or an electronic copy thereof), certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in States which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third-party service provider or the relevant Registrar of Titles of the applicable State, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable State.

“Liquidation Proceeds” means, with respect to a Charged Off Receivable, all amounts (other than Insurance Proceeds) received in connection with the liquidation of such Receivable, whether through the sale or assignment of such Receivable, the sale by the Servicer or otherwise, including the sale or other disposition of the related Financed Vehicle.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including, with respect to each Receivable, (i) the account number, (ii) the originating party, (iii)

Obligor name, (iv) Obligor address, (v) Obligor home phone number, (vi) Obligor business phone number, (vii) original term, (viii) APR, (ix) Principal Balance as of the Cutoff Date, (x) current remaining term, (xi) origination date, (xii) first payment date, (xiii) final scheduled payment date, (xiv) next payment due date, (xv) date of most recent payment, (xvi) new/used classification, (xvii) collateral description, (xviii) days currently delinquent, (xix) number of contract extensions (months) to date, (xx) amount of Scheduled Payment, (xxi) past due late charges and (xxii) if applicable, repossession and payoff history.

“Net Liquidation Proceeds” means, with respect to a Charged Off Receivable, Liquidation Proceeds net of (i) reasonable and actual out-of-pocket expenses incurred by the Servicer in connection with the collection of such Charged Off Receivable and the repossession and disposition of the related Financed Vehicle (excluding overhead and expenses incurred in the normal course of business) and (ii) amounts that are required to be refunded to the related Obligor; provided, however, that the Net Liquidation Proceeds with respect to any Charged Off Receivable shall in no event be less than zero.

“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle and any other Person who owes payments under such Receivable, including any guarantor.

“Original Pool Balance” means the aggregate Principal Balance of the Initial Receivables as of the Cutoff Date.

“Out of Pocket Expenses” means the expenses described in section 8.5 of this Agreement.

“Payment Date” means (i) the First Payment Date and (ii) with respect to each calendar month following the month in which the First Payment Date occurs, the 15th day of such calendar month, or, if such day is not a Business Day, the immediately succeeding Business Day.

“Payment Processing Fees” means processing fees charged by the Servicer to Obligors and/or incurred by the Servicer from a third party pursuant to the related Contracts electing certain payment options.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Charged Off Receivables) at the end of the preceding Collection Period.

“Post Charge Off Collections” means, with respect to any Receivable that became a Charged Off Receivable (i) prior to the date the related Financed Vehicle was repossessed, Collections and (ii) after the date the related Financed Vehicle was repossessed, Collections less all related Net Liquidation Proceeds.

“Principal Balance” means, with respect to any Receivable, as of any date, the sum of (i) the Amount Financed minus (ii) the sum of (a) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of such Receivable, (b) any related Cram Down Loss and (c) any reduction of the Principal Balance in accordance with Section 3.4(c).

“Receivable File” means, with respect to a Receivable, copies of (i) the related Obligor’s credit application, (ii) the Contract, (iii) the bill of sale, (iv) the Lien Certificate and such other documents, if any, that the Company keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Company as first lienholder or secured party, or, if such Lien Certificate has not yet been received, a copy of the application, receipt or other evidence of title therefor, showing the originator or the Company as secured party, (v) the voluntary debt cancellation coverage addendum or proof of insurance, (vi) references provided by the Obligor, (vii) any notice of intent to dispose of the Financed Vehicle with applicable proof of mailing, (viii) any notice of deficiency balance/surplus and (ix) such other documents as the Servicer shall keep on file in accordance with its customary procedures relating to a Receivable and as needed in order to accomplish its duties under this Agreement.

“Receivables” means all rights to receive payments under all indebtedness owed to Company by an Obligor under a Contract, whether constituting an account, chattel paper or general intangible, arising out of or in connection with the refinancing or loan made by Company (or a predecessor in interest to Company) with respect to a Financed Vehicle in connection therewith, and includes the right of payment of any finance charges and other obligations of such Obligor with respect thereto, but excluding any such indebtedness that as of the Closing Date (i) is a Charged Off Receivable or (ii) has not yet become a Charged Off Receivable if the related Obligor is subject to any Insolvency Proceeding, in each case which are subject to this Agreement. A schedule of the Initial Receivables as of the Closing Date appears in Schedule A, which schedule will be updated by a schedule of all Additional Receivables as of the related Additional Receivables Coverage Date.

“Recoveries” means, with respect to any Charged Off Receivable, (i) the sum of all (a) Net Liquidation Proceeds, (b) Insurance Proceeds and (c) other monies received from the related Obligor that is allocable to principal, interest, fees and expenses due under such Receivable, minus (ii) all payments required by Applicable Law to be remitted to the related Obligor.

“Recovery Expenses” means, with respect to a Charged Off Receivable, all (i) Repossession Expenses and (ii) Disposition Expenses.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Reimbursable Expenses” means certain expenses reimbursable to the Servicer and calculated as described in Schedule A to Exhibit A, provided that cost, expenses, losses, damages, claims and liabilities, including fees and expense of counsel and expenses of litigation, incurred by Servicer arising out of or in connection with any conduct or events described in Section 6.2(b) of this Agreement shall not constitute Reimbursable Expenses.

“Repossession Expenses” means the customary and reasonable actual out of pocket expenses (not including overhead) incurred and paid by the Servicer in repossessing the Financed Vehicle for a Receivable in default.

“Schedule of Receivables” means the schedule of Receivables attached as Schedule A, which schedule will be updated by a schedule of all Additional Receivables as of the related Additional Receivables Coverage Date.

“Scheduled Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s monthly payment obligation under a Receivable has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or similar legislation or (iii) as a result of modifications or extensions of the Receivable permitted by Section 3.2(d), the Scheduled Payment shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Servicer” means Westlake Portfolio Management, LLC, a California limited liability company, as a party to this Agreement, its permitted successors and assigns, and each successor Servicer appointed pursuant to Section 7.3.

“Servicer Employees” has the meaning set forth in Section 3.4(d).

“Servicer Termination Event” means an event specified in Section 7.1.

“Servicer’s Certificate” means an officer’s certificate of the Servicer delivered pursuant to Section 3.8, substantially in the form of Exhibit A.

“Servicing Fee” means, with respect to any Collection Period, the sum of the following for such Collection Period: (i) the Base Servicing Fee, (ii) any Additional Servicing Compensation and (iii) all Reimbursable Expenses, in each case as defined herein and further described in Schedule A to Exhibit A and as set forth in the Servicer’s Certificate for such Collection Period, and either (a) retained by the Servicer pursuant to Section 3.2(b) or (b) paid to the Servicer pursuant to Section 4.2.

“State” means any State of the United States and the District of Columbia.

“Title Expenses” means the actual out of pocket expenses paid by the Servicer to unaffiliated third parties relating to the administration of the Lien Certificates for the Receivables.

“Transition Procedures” means the payment and servicing transition procedures described in Schedule C.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“United States” or “U.S.” means the United States of America.

“Westlake Account” means account [***] at Wells Fargo Bank, N.A., into which Servicer will initially deposit all Collections received directly by it.

“Westlake Account Reserve” means, (i) as of any day following a Payment Date on which a Westlake Reserve Deficit exists, the lesser of (x) an amount equal to the amount of such Westlake Reserve Deficit as reduced by the aggregate amount of Collections retained in respect of such Westlake Reserve Deficit on each preceding day, if any and (y) all Collections deposited into the Westlake Account on such day and (ii) with respect to any other day, [***]% of all Collections deposited into the Westlake Account on such day.

“Westlake Reserve Deficit” means the amount specified in Section 4.2(b).

Section 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.4 Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) references to a Person are also to its successors and permitted assigns; (vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (viii) references contained herein to Article, Section, subsection, Schedule and Exhibit, as applicable, are references to Articles, Sections, subsections, Schedules and Exhibits in this Agreement unless otherwise specified; (ix) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (x) the term “proceeds” has the meaning set forth in the applicable UCC.

ARTICLE II
Boarding Matters; Access to receivable files AND LIEN CERTIFICATES

Section 2.1 Receivables; Boarding Fee.

(a)
The Receivables subject to this Agreement will consist of the Initial Receivables and Additional Receivables added to the coverage of this Agreement on one or more Additional Receivable Coverage Dates. On each Additional Receivable Coverage Date, the Company shall deliver to the Servicer a new list identifying all Receivables subject to this Agreement, which shall be included as part of Schedule A hereto. The Receivables subject to this Agreement shall remain vested in the Company and shall be retained and maintained, in trust, by the Servicer by will of the Company in such custodial capacity only. Record title to each Receivable and each related loan shall remain in the name of the Company.
(b)
The Company shall pay to the Servicer the related Boarding Fee and accrued Out of Pocket Expenses by no later than, in the case of (i) the Initial Receivables, the First Payment Date and (ii) Additional Receivables, the related Additional Receivables Coverage Date. The Company hereby acknowledges and agrees that the Boarding Fee and accrued Out of Pocket Expenses have been fully earned and are nonrefundable once paid to the Servicer.

Section 2.2 Custody of Receivable Files and Lien Certificates.

(a)
Unless otherwise specified herein, the Servicer shall maintain (i) electronic copies or physical possession (in the capacity set forth in clause (c) below) of the instruments and documents that are part of the Receivable Files and (ii) physical possession (in the capacity set forth in clause (c) below) of such other instruments or documents added to or that modify or supplement the terms or conditions of the instruments and documents that are part of the Receivable Files and all other instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computerized data files) that are required to document or service the Receivables; provided that, at the request of the Company, the Servicer shall deliver physical possession of all such documents to the Company. Delivery of the Receivable Files to the Servicer hereunder and the servicing activities contemplated hereby shall not be deemed to convey to the Servicer any of the Company’s beneficial or legal ownership right, title and interest therein. The Servicer recognizes that the Company solely holds all beneficial and legal ownership right, title and interest in the Receivables, the Receivable Files and all rights and benefits pertaining thereto.

(b)
The Servicer shall hold or shall cause its third-party vendor DealerCenter or Dealertrack to hold the Lien Certificates in a fire rated storage vault under its exclusive custody and control in accordance with customary standards for such custody.
(c)
In holding and maintaining the Receivable Files and Lien Certificates, the Servicer shall act as agent, bailee and custodian for the Company, and the Company shall retain all right, title and interest to the Receivables Files and Lien Certificates. The Servicer shall notify the Company by written notice of any change in the location of any Receivable Files or Lien Certificates. The Servicer shall designate and identify, by a unique number, all Receivable Files as a discrete pool of accounts and shall provide that unique pool number to the Company. The Servicer shall carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Receivable Files and Lien Certificates, which shall at all times meet or exceed Accepted Servicing Practices, so that the integrity and physical possession of the Receivable Files and Lien Certificates will be maintained. All of the Servicer’s records pertaining to the Receivable Files and Lien Certificates shall contain an indication that such records and the Receivables which are the subject of such records are owned by the Company.
(d)
If Company suffers losses or damages as a result of the destruction or loss of any Receivable File, any instrument or document comprising part of a Receivable File or any Lien Certificate, the Servicer shall, (i) at the request of such Company, make any appropriate claim under any bond or insurance and (ii) to the extent of such Company losses or damages, pay the proceeds thereof into the Collection Account unless the Servicer has replaced the lost or destroyed items or has otherwise reimbursed such Company for such losses or damages.
(e)
The Servicer shall not deliver physical possession of, or otherwise transfer, assign, pledge, mortgage, convey or dispose of any Receivable Files or Lien Certificates to any Person other than in connection with the Servicer’s exercise of remedies against an Obligor or as directed by the Company.
(f)
The Servicer specifically acknowledges and agrees that in the event that it shall either be terminated pursuant to Section 7.1 or resigns pursuant to Section 6.6, it shall:
(i)
deliver or cause to be delivered the Receivable Files and Lien Certificates as directed by the Company; and
(ii)
maintain the Receivable Files and the Lien Certificates and continue in the performance of its duties and the enjoyment of its rights under this Agreement, until the orderly transfer of the Receivable Files and the Lien Certificates to the Company or a successor servicer, notwithstanding that such appointment and/or transfer may occur after the effective date of the termination or resignation of the Servicer designated in the written notice of termination or resignation.

Section 2.3 Access to and Release of Receivable Files.

(a)
The Servicer shall provide to representatives of the Company reasonable access to the documentation regarding the Receivables. Such access shall be afforded in each case without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. The Servicer will provide the Company and its respective representatives with copies, or otherwise allow them to make copies, of the Receivable Files, the Lien Certificates and the records of the Servicer relating to this Agreement during the term of this Agreement and for a period of five years after termination of this Agreement.
(b)
The Servicer shall review the Receivable Files to confirm the contents of each Receivable File includes all applicable items, including an original retail installment contract, an application and a Lien Certificate, and that the Obligor’s name in the Servicer’s records matches the name on the Receivable, in each case on or prior to the date hereof. Servicer acknowledges that Servicer has been provided access to all documents for each Receivable File (other than those specified in clause (ix) of the definition thereof) as may be required by Applicable Law in order for the Servicer to render the services as contemplated by this Agreement.

Section 2.4 Transition Procedures. The Company and the Servicer shall use their respective best efforts to effect the transfer of servicing contemplated by this Agreement in accordance with the Transition Procedures, with such changes as the Servicer and the Company may mutually agree, by no later than forty-five (45) Business Days following execution of this Agreement.

ARTICLE III
Administration and Servicing of Receivables

Section 3.1 Duties of the Servicer .

(a)
The Servicer is hereby authorized to act as agent for the Company and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. In performing its duties hereunder, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Agreement. The Servicer is authorized in its discretion, but in accordance with Accepted Servicing Practices, to waive any late payment charge or NSF fee at the time of payoff that Company has a right to collect in the ordinary course of servicing any Receivable.
(b)
The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, the Servicer shall substantially comply with the Collection Policy and Accepted Servicing Practices in such a manner as will, in its reasonable judgment, maximize the amount to be received by the Company. The Servicer’s duties shall include:
(i)
responding timely to inquiries, demands or complaints of Obligors, including in relation to disputes reported to a credit reporting agency, the Better Business Bureau or other non-governmental organizations, and governmental authorities regarding the Receivables, including requests for payoff amounts;
(ii)
investigating delinquencies and making reasonable efforts to collect any past due payments, including by sending past due notices to Obligors via the U.S. Postal Service, electronic mail and by initiating telephone or text message contact with Obligors;
(iii)
for Obligors that the Servicer is unable to contact using Obligor information contained in the current loan record, such as when the address is determined to be invalid (address skips) or the telephone number is determined to be invalid (telephone skips), performing activities commonly referred to as skip tracing;
(iv)
maintaining a log of communications with Obligors in default and maintaining a Receivable history of payments made and documentary evidence of the Servicer’s efforts to affect a cure of any delinquency or default and to collect the Receivable;
(v)
providing information to the Company and assisting the Company in administering and enforcing all rights and responsibilities of the Company in the Receivables, including, subject to Section 3.1(d), commencing legal proceedings to enforce the Receivables, as the Servicer deems to be reasonably necessary;
(vi)
providing accounting and oversight information to the Company, including providing billing statements to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing daily delinquency and cash collections reports and monthly and annual statements to the Company with respect to payments and monitoring the status of Insurance Policies;

(vii)
keeping, storing and maintaining access to books, records and documents pertaining to the Receivables, including collection efforts, and making periodic reports in accordance with this Agreement; such records shall be maintained for a period of at least five years from the last activity date on the related Receivable and may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law;
(viii)
complying with commercially reasonable written instructions of the Company necessary to comply with any regulatory requirements applicable to, or agreed to by, the Company or any supervisory rules agreed to or imposed on the Company and delivered to Servicer from time to time with respect to the servicing of the Receivables;
(ix)
remitting to Obligors any overpayments or surplus balances as required to be remitted pursuant to Applicable Law; and
(x)
performing the other duties specified herein.
(c)
The Servicer shall also administer and enforce all rights and responsibilities of the Company provided for in the Insurance Policies to the extent that such Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, collection and enforcement that it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Company for performance of its duties and obligations hereunder. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction or as otherwise required by Applicable Law, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in accordance with the Collection Policy.
(d)
In connection with realizing on the Receivables pursuant to Section 3.3, the Servicer is hereby authorized to commence, in its own name or in the name of the Company, a demand or legal proceeding to enforce a Receivable or to participate in any other legal proceeding (including an Insolvency Proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a demand or legal proceeding in its own name, the Company shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of (and solely to the extent necessary for) commencing or participating in any such demand or proceeding as a party or claimant, and the Servicer is authorized and empowered by Company to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such demand or proceeding. The Company shall furnish the Servicer with any notices, demands, claims, complaints, responses, affidavits, communications with outside and opposing counsel, or other documents or instruments in connection with any such demand or proceeding, any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(e)
Servicer will promptly provide notice to Company of any notices, demands, claims, complaints arising out of or in connection with any Receivable, any conduct or events described in Section 6.2(b) of this Agreement, any commencement of a lawsuit or other legal action that requests as a part thereof class action certification, and any lawsuit or other legal action brought by a governmental or regulatory authority, including any attorney general. Servicer will provide the Company reports updating the status of each pending litigation or arbitration on a quarterly basis. The reports shall contain sufficient detail to inform the Company as to the current status of each pending matter.
(f)
Notwithstanding any provision herein to the contrary, the Servicer shall not have access to or control of the Authoritative Copy of any Electronic Contract. In the event that any Receivable has been paid in full, the Servicer shall notify the Company, so that the Authoritative Copy of the related Electronic Contract can be removed from the applicable vault and returned to the related Obligor, marked as paid in full.

Section 3.2 Collection of Receivable Payments; Modifications of Receivables.

(a)
Consistent with the standards, policies and procedures required by this Agreement, including Accepted Servicing Practices, the Servicer (i) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Company with respect thereto and (ii) is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.
(b)
The Servicer shall cause all collections on or in respect of the Receivables and Financed Vehicles received by it from whatever source after the related Cutoff Date to be deposited into the Westlake Account, other than amounts that are made by or on behalf of any Obligor directly into the Collection Account. The Servicer shall remit all funds in the Westlake Account representing Collections to the Collection Account within two Business Days of receipt thereof; provided that an amount equal to the Westlake Account Reserve may be retained in the Westlake Account, which shall be used solely to compensate and reimburse the Servicer for (i) [***]% of all Payment Processing Fees, [***]% of all General Fees and [***]% of all Post Charge Off Collections, (ii) all Recovery Expenses and all other Reimbursable Expenses and (iii) repayment of any applicable Westlake Reserve Deficit. The related Servicer’s Certificate will reflect all activity relating to the Receivables and this Agreement into and from the Westlake Account during each Collection Period (including the components of amounts withheld or reimbursed to the Servicer or paid from the Westlake Account Reserve).
(c)
The Servicer shall (i) allocate collections on or in respect of the Receivables between principal and interest in accordance with the terms of the related Contracts, (ii) post payments received by the Servicer to the applicable Obligor’s records within two Business Days of receipt and (iii) allocate payments to principal, interest, late fees, NSF fees and Obligor-incurred expenses in accordance with the applicable Receivables consistent with the Collection Policy and Accepted Servicing Practices.
(d)
The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable in accordance with the Collection Policy and Accepted Servicing Practices, but only if it believes in good faith that such Receivable is in default or a default on such Receivable is reasonably foreseeable and an extension, modification or amendment will improve the timeliness or amount of collections on such Receivable and will maximize the amount to be received by the Company with respect to such Receivable, and is otherwise in the best interest of the Company.

(e)
The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check, ACH deposit or by direct debit of the Obligor’s bank account, directly to the Collection Account.
(f)
The Servicer at all times will hold all Collections received in the Westlake Account or otherwise received by the Servicer in trust for the sole and exclusive benefit of the Company and shall provide to Company information on Collections through daily cash remittances, daily collections/dashboard reports, and monthly servicer reports.
(g)
The Servicer shall reasonably maintain accurate records of all communications with Obligors (including all call recordings), pursuant to the Collection Policy and Applicable Law, and shall furnish copies of the same to the Company upon request.

Section 3.3 Realization Upon Receivables.

(a)
Consistent with the standards, policies and procedures required by this Agreement, including Accepted Servicing Practices, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate, as soon as is practicable, any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable. The Servicer may, however, elect not to repossess a Financed Vehicle within such time period if, in its good faith judgment, it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.2, which practices and procedures may include the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects in its sole discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer, using its best efforts and good faith judgment, and in accordance with Acceptable Servicing Practices, shall make reasonable efforts to collect any deficiencies owed on a Receivable after the related Financed Vehicle has been liquidated. The Servicer shall pay on behalf of the Company any personal property taxes assessed on repossessed Financed Vehicles and shall be entitled to reimbursement of any such tax from the related Liquidation Proceeds.
(b)
The Servicer shall execute and deliver, on behalf of the Company, consistent with Accepted Servicing Practices, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by Applicable Law, release or waive the right to collect the unpaid balance on any Receivable, except in accordance with the Collection Policy.

Section 3.4 Insurance; GAP Waivers.

(a)
The Servicer shall monitor the status of physical loss and damage insurance coverage covering the Financed Vehicles pursuant to the related Contracts in accordance with its customary servicing procedures.

(b)
The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Company. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Company under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Company, at such Company’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of Company.
(c)
The Servicer may cancel GAP Waivers for each Receivable on a pro-rata basis or on a calculation required by Applicable Law, in which case the Servicer will refund the applicable premium to the related Obligor and the Principal Balance of the related Receivable will be reduced by the amount of such refund.
(d)
The Servicer shall maintain, at its own expense, a fidelity bond and “Errors and Omissions” insurance, with broad coverage on all officers, employees or other persons under the Servicer’s direct control acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Receivables (“Servicer Employees”) and shall require any subservicer to cover its employees under a substantially similar insurance policy to the extent reasonable for the activities of such subservicer with respect to this Agreement. Any such fidelity bond and Errors and Omissions Insurance policy shall protect and insure Servicer (or any subservicer, as applicable) against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees (or the employees of such subservicer, as applicable). No provision of this Section 3.4(d) requiring such Errors and Omissions Insurance policy shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement. The foregoing requirements may be met by an Affiliate of Servicer, provided that any bond or insurance coverage maintained by such Affiliate extends to Servicer.

The Servicer shall (on behalf of itself and its Affiliates) at all times and at its sole cost and expense, also keep in full force and effect until one (1) year after termination of this Agreement, (i) comprehensive general liability insurance policies with reasonable coverage (satisfied through any combination of primary and secondary policies and including any umbrella policy) and (ii) workers compensation insurance in compliance with Applicable Law. The Servicer shall require any subservicer to carry insurance that is substantially similar in amount and scope of coverage to the extent reasonable for the activities of such subservicer with respect to this Agreement. The foregoing requirements may be met by an Affiliate of Servicer, provided that any bond or insurance coverage maintained by such Affiliate extends to Servicer.

Upon the written request of the Company, the Servicer shall cause to be delivered to the Company a certificate of insurance evidencing such required coverages.

Section 3.5 Maintenance of Security Interests in Vehicles. Consistent with the Collection Policy and Accepted Servicing Practices, the Servicer shall take such steps on behalf of the Company as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including obtaining the execution by the Obligors, the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the related Receivables and the obtaining of new Lien Certificates as required by Applicable Law. The Company hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Company as necessary because of the relocation of a Financed Vehicle or for any other reason.

Section 3.6 Additional Servicer Covenants . The Servicer additionally covenants as follows:

(i)
Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein.
(ii)
No Impairment. The Servicer shall do nothing to impair the rights of Company in the Receivables or the Insurance Policies except as otherwise expressly provided herein.
(iii)
Restrictions on Liens. The Servicer shall not (a) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for any Lien in favor of the Company and the restrictions on transferability imposed by this Agreement or (b) sign or file under the UCC of any jurisdiction any financing statement which names the Servicer as a secured party, or in its capacity as the Servicer, sign any security agreement authorizing any secured party thereunder to file any such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving any Lien of the Company.
(iv)
Compliance. The Servicer shall comply with (i) all Applicable Laws that govern the furnishing of information to consumer credit reporting agencies, as well as all Applicable Laws governing debt collection practices, including the Fair Debt Collection Practices Act, (ii) all Applicable Laws otherwise applicable to Servicer’s performance of its duties under this Agreement (whether relating to the Servicer managing, servicing, administering or making collections on Receivables or relating to any other duties it has under this Agreement), including all data privacy laws and regulations, and the Company’s privacy notice in effect for the Receivables, including its provisions on third party solicitations.
(v)
Collection Policy. The Servicer shall provide prompt written notice of all material modifications to the Collection Policy and will not implement any such change without the prior written consent of the Company unless such modification is required by Applicable Law.
(vi)
Licenses. The Servicer, at its expense, shall obtain and maintain all State and federal licenses, registrations, permits, franchises and approvals required by the laws of any jurisdiction to be held in connection with servicing of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term of the Agreement, except where failure to be in compliance could not reasonably be expected to prevent Servicer from performing its obligations under this Agreement or to materially impair the rights or interests of the Company in the Receivables.

(vii)
Maintenance of Records. The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Westlake Account or the Collection Account in respect of such Receivable.
(viii)
Notice of Servicer Termination Events. The Servicer shall deliver to the Company, promptly after having obtained knowledge thereof, but in no event later than five days thereafter, an officer’s certificate of any event which with the giving of notice, the lapse of time or both, would become a Servicer Termination Event.
(ix)
Additional Information. The Servicer shall furnish to the Company from time to time such additional information regarding the Receivables, the Financed Vehicles and the Obligors as the Company, shall reasonably request.
(x)
Exceptions. Except as expressly provided herein, the Servicer shall not be obligated to, and shall not, take any action that Company directs it not to take on its behalf.
(xi)
Acknowledgment of Prior Liens. The Company and the Servicer hereby acknowledge that a perfected lien upon the Receivables and the Receivable Files by the Company.

Section 3.7 Servicing Fee; Payment of Certain Expenses by Servicer.

(a)
Servicing Fee. As consideration for the Servicer performing certain servicing functions in accordance with this Agreement, pursuant to Section 4.2, the Servicing Fee shall be paid to the Servicer monthly in arrears on each Payment Date out of the aggregate Westlake Account Reserve as of such Payment Date, except for the components of the Servicing Fee that may be retained by, or reimbursed to, the Servicer pursuant to Section 3.2(b).
(b)
Collection Related Fees. So long as Westlake Portfolio Management, LLC is the Servicer, Servicer will be entitled to additional consideration for performing services in accordance with this Agreement in the form of retaining as compensation amounts set forth in Section 3.2(b).

Section 3.8 Servicer’s Certificate. No later than 12:00 p.m., Pacific Time, five days before each Payment Date, the Servicer shall deliver (facsimile or electronic delivery being acceptable) to the Company a Servicer’s Certificate containing, among other things, the following information for such Payment Date and the related Collection Period: (i) the aggregate amount of (a) Collections and any deposits into and withdrawals from the Westlake Account during such Collection Period relating to the Receivables and (b) Westlake Account Reserve retained during such Collection Period, (ii) the amounts (a) of any distribution owing to the Servicer pursuant to Section 4.2 representing (A) amounts described in Section 3.2(b), (B) amounts described in Section 4.1 and (C) any other component of the Servicing Fee owing to the Servicer on the related Payment Date and (b) remitted to the Collection Account representing (a) interest and (b) principal, (iii) the number of and aggregate Principal Balance of Receivables that, as of the last day of such Collection Period, are delinquent (a) 30 days, (b) 60 days, (c) 90 days and (d) 120 days or less that are not Charged Off Receivables and have not been repossessed and sold, (iv) the total number of Receivables that became Charged Off Receivables during such Collection Period, (vi) as of the last day of such Collection Period, (a) the number and current trial balance of the Receivables and (b) the weighted average remaining term to maturity of the Receivables, (vi) all information necessary to enable the Company to reconcile the aggregate cash flows with respect to the Receivables for such Collection Period and Payment Date, (vii) the aggregate amount of (a) General Fees, Payment Processing Fees and any collection-related fees collected by the Servicer during such Collection Period and (b) other amounts collected or retained by, or reimbursed to, the Servicer during such Collection Period pursuant to Sections 3.2(b) and 4.1, (viii) the aggregate amounts of Insurance Proceeds and Post Charge Off Collections collected by the Servicer during such Collection Period and (ix) such other information as reasonably requested from time to time by the Company. Each Receivable which became a Charged Off Receivable or which was paid in full during the related Collection Period shall be separately identified by account number.

Section 3.9 Customer Information.

(a)
Each party shall take all steps necessary and appropriate to maintain all Customer Information. The Company shall own all Customer Information. Without limiting the foregoing, the Servicer will maintain appropriate information security controls as more particularly set forth in Schedule D hereto (the “Information Security Requirements”). The Servicer will not use Customer Information except to the extent permitted by this Agreement or Applicable Law.
(b)
The Servicer shall notify the Company of each Data Breach as soon as reasonably practicable after it becomes aware thereof. In the event of a Data Breach, the Servicer shall cooperate with the Company in responding to the Data Breach and, with the consent of the Company and at the Servicer’s own expense, shall take appropriate actions to secure the Customer Information, mitigate the harm caused by such breach (including provision of a credit monitoring service and payment of fees, fines and penalties, if reasonable and customary), and provide required or appropriate notice to Obligors and/or governmental authorities.
(c)
During the term of this Agreement and for as long as the Servicer retains any Customer Information, the Company, its representatives and agents will be entitled to conduct audits of the Servicer’s relevant operations, facilities and system to confirm that the Servicer has complied with the Information Security Requirements. Any such audit shall be scheduled with reasonable prior notice and conducted during normal business hours and shall not unreasonably interfere with the Servicer’s business activities. The Servicer may require any such auditor to sign a customary confidentiality agreement. In the event that any such audit results in the discovery of material security risks to the Customer Information, the Servicer shall respond to the Company in writing with the Servicer’s plan to promptly take reasonable measures and corrective actions necessary to effectively eliminate the risk, at no cost to the Company. The Servicer shall have thirty (30) days to cure such security risk, unless the parties mutually agree in writing to a longer period of time for such cure. The Company’s right to conduct such audits, and any exercise of such right, shall not in any way diminish or affect the Servicer’s duties and liabilities under this Agreement.
(d)
Notwithstanding the foregoing, nothing herein shall be construed as to prohibit the Servicer from marketing services or products to the Obligors, subject to Applicable Law, privacy notices of the Company and as permitted by the Receivable Files.

(e)
The Company and the Servicer shall adopt and maintain reasonable procedures relating to administrative, technical and physical safeguards to (i) ensure the security and confidentiality of any Customer Information that such party receives, (ii) protect against any anticipated threats or hazards to the security or integrity of any Customer Information that such party receives, (iii) protect against the unauthorized access to or use of any Customer Information that such party has in its possession which could result in substantial harm or inconvenience to any Obligor and (iv) ensure the proper disposal of any Customer Information that such party has in its possession.
(f)
The rights and obligations of the parties under this Section shall survive the termination of this Agreement.

Section 3.10 Waiver of Liens. Except as expressly provided in Section 4.1 of this Agreement, Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, (i) any Collections received in the Westlake Account or otherwise by the Servicer and held in trust for the Company or (ii) any funds and other property held in the Collection Account for any amount owed to it by the Company or any other Person.

ARTICLE IV
Payments

Section 4.1 Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts deposited into the Collection Account the amounts (i) deposited in the Collection Account but later determined by the Servicer in good faith to have resulted from mistaken deposits or postings or checks returned for insufficient funds and (ii) paid by Obligors that were deposited in the Collection Account but that do not relate to principal and interest payments due on the Receivables other than as provided for in this Agreement, in each case to the extent such amounts exceed the Westlake Account Reserve.

Section 4.2 Payment Date Matters.

(a)
On each Payment Date, if the aggregate Westlake Account Reserve for the related Collection Period exceeds the aggregate Servicing Fee as set forth on the Servicer’s Certificate delivered in respect of such Payment Date, Servicer shall remit such excess to the Collection Account on such Payment Date.
(b)
If on any Payment Date the aggregate Servicing Fee as set forth on the Servicer’s Certificate delivered in respect of such Payment Date is greater than the aggregate Westlake Account Reserve for the related Collection Period (a “Westlake Reserve Deficit”), such Westlake Reserve Deficit shall be cured in accordance with Section 3.2(b).

ARTICLE V
The COMPANY

Section 5.1 Representations of the Company. Company makes the following representations on which the Servicer is deemed to have relied in agreeing to service the Receivables, which shall survive the execution and termination of this Agreement.

(a)
Power and Authority. Company has the power and authority to execute and deliver this Agreement and to carry out its terms and their terms, respectively and the execution, delivery and performance of this Agreement have been duly authorized by it by all necessary corporate action.

ARTICLE VI
The Servicer

Section 6.1 Representations of the Servicer. The Servicer makes the following representations on which the Company is deemed to have relied in appointing the Servicer to service the Receivables, which shall survive the execution and termination of this Agreement.

(a)
Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of California, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables and to enter into and perform its obligations under this Agreement.
(b)
Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables pursuant to this Agreement) requires or shall require such qualification.
(c)
Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary limited liability company action.
(d)
Binding Obligation. This Agreement shall constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)
No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.
(f)
No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

(g)
No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.
(h)
Furnishing of Information. All Servicer’s Certificates, monthly reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Company or any of its respective representatives in connection with this Agreement are or will be accurate, true and correct in all material respects.
(i)
Servicer’s Performance. The Servicer has the knowledge, the experience, the personnel and the systems, financial and operational capacity available to timely and adequately perform its obligations hereunder.

Section 6.2 Liability of Servicer; Indemnities.

(a)
The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations and covenants made by the Servicer.
(b)
The Company shall defend, indemnify and hold harmless Servicer and its Affiliates, and their respective owners, officers, members, directors, managers, employees, agents and lenders (the "Servicer Indemnified Parties") from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, (i) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any of the Servicer Indemnified Parties by reason of any third party claims arising (A) from the breach of this Agreement by the Company, (B) from the negligence, misconduct or bad faith of the Company in the performance of its duties under this Agreement, (C) by reason of reckless disregard by the Company of its obligations and duties under this Agreement, or (D) from any Data Breach, to the extent such Data Breach arises from or relates to Company's access to Servicer's systems or data. Notwithstanding the foregoing, the Company shall not be obligated to provide any such indemnity to the extent that any such claim arises out of the negligence, misconduct or bad faith by Servicer or Servicer’s failure to comply with, or perform its obligations under, this Agreement and, as such, Company’s indemnity obligation shall be based upon its comparative degree of fault with respect to such claim.
(c)
The Servicer shall defend, indemnify and hold harmless Company and its Affiliates, and their respective owners, officers, members, directors, managers, employees, agents and lenders (the "Company Indemnified Parties") from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, (i) arising out of or resulting from the Servicer or any Affiliate thereof managing, servicing, administering or making collections on Receivables and (ii) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Company Indemnified Parties by reason of any third party claims arising (A) from the breach of this Agreement by the Servicer, (B) from the negligence, misconduct or bad faith of the Servicer in the performance of its duties under this Agreement, (C) by reason of reckless disregard by the Servicer of its obligations and duties under this Agreement or (D) from any Data Breach, except to the extent such Data Breach arises from or relates to Company's access to Servicer's systems or data. Notwithstanding the foregoing, the Servicer shall not be obligated to provide any such indemnity to the extent that any such claim arises out of the negligence, misconduct or bad faith by Company or Company’s failure to comply with, or perform its obligations under, this Agreement and, as such, Servicer’s indemnity obligation shall be based upon its comparative degree of fault with respect to such claim.

(d)
Indemnification under this Section shall survive the termination or assignment of this Agreement.
(e)
Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation (including costs and expenses (including reasonable fees and expenses of counsel and court costs and losses) incurred in any action, claim or suit brought to enforce Company’s right to indemnification or legal fees and expenses incurred in actions involving the Servicer). If the Servicer has made any indemnity payments pursuant to this Article and Company thereafter collects any of such amounts from others, Company shall promptly repay such amounts collected to the Servicer, without interest.

Section 6.3 Merger or Consolidation of, or Assumption of the Obligations of the Servicer. The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person or permit any other Person to become the successor to its business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide at least ten (10) Business Days’ prior notice of any merger, consolidation or succession pursuant to this Section to the Company. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to its business, unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.1 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and (b) the Servicer shall have delivered to the Company an officer’s certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

Section 6.4 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of its members, directors or officers or employees or agents shall have any liability to the Company, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not limit the liability of the Servicer or any such Person against any material breach of any covenants, warranties or representations made herein or any liability that would otherwise be imposed by reason of willful misfeasance in the performance of duties or by reason of gross negligence in the performance of its duties under this Agreement. Except as provided in this Agreement, the Servicer shall not be under any obligation to prosecute any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement; provided, however, that the Servicer shall undertake any reasonable action that it may deem necessary, or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Company under the Agreement in accordance with the Servicer’s standard practices, policies and procedures which the Servicer exercises with respect to the Receivable Files relating to all comparable automotive receivables that the Servicer has serviced for itself or others. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be borne by Company except to the extent such action or liability resulting therefrom relates to the willful misfeasance of the Servicer in the performance of its duties or by reason of gross negligence of the Servicer in the performance of its duties under this Agreement. The Servicer will defend any action in respect of its servicing of the Receivables at the Servicer’s expense.

Section 6.5 Delegation of Duties.

(a)
With the prior written consent of the Company, the Servicer may delegate its duties under this Agreement to an Affiliate or a subservicer. The Servicer also may at any time perform through sub-contractors approved by the Company the specific duties of (i) repossession of Financed Vehicles, (ii) tracking maintenance of required Insurance Policies and (iii) pursuing the collection of deficiency balances on certain Charged Off Receivables and may perform other specific duties through such sub-contractors in accordance with the Servicer’s customary servicing policies and procedures. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section shall relieve the Servicer of its responsibility with respect to such duties. The Servicer shall be responsible for the acts and omissions of such Affiliates and subservicers as if they were the acts and omissions of its employees.
(b)
References in this Agreement or any subservicing or sub-contracting agreement to actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by the Servicer in servicing the Receivables shall include actions taken, or to be taken, permitted to be taken or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing or sub-contracting agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the related subservicer have agreed. All compensation payable to a subservicer under a subservicing or sub-contracting agreement shall be payable by the Servicer from the Servicing Fee or otherwise from its own funds.
(c)
Notwithstanding any subservicing or sub-contracting agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such entities or otherwise, the Servicer shall remain obligated and liable for the servicing and administering of the Receivables in accordance with this Agreement without diminution of such obligation or liability by virtue of such subservicing or sub-contracting agreements.
(d)
Any subservicing or sub-contracting agreement that may be entered into and any other transactions or servicing arrangements relating to or involving a subservicer shall be deemed to be between the subservicer and the Servicer alone, and the Company shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such subservicer.

Section 6.6 Servicer Not to Resign; Force Majeure Event.

(a)
Servicer Not to Resign. Subject to the provisions of Section 6.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement is no longer permissible by law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Company. No resignation of the Servicer shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the resigning Servicer.
(b)
Force Majeure Event. Notwithstanding any other provision of this Agreement, if and to the extent that Servicer’s performance of any of its obligations under this Agreement is prevented, hindered or delayed by any Force Majeure Event, and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the Servicer will be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues.

ARTICLE VII
Default

Section 7.1 Servicer Termination Event. Each of the following shall constitute a “Servicer Termination Event”:

(a)
failure by the Servicer to deposit any proceeds or payment received, subject to the terms of this Agreement, to the Collection Account that continues unremedied for a period of five Business Days after written notice is received by the Servicer from Company, or after discovery of such failure by the Servicer;
(b)
failure by the Servicer to observe its covenants and agreements set forth in Section 6.3;
(c)
failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the Company and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Company, whichever is earlier;
(d)
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under Insolvency Laws and such case is not dismissed within 60 days;
(e)
the commencement by the Servicer of a voluntary case under Insolvency Laws, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or
(f)
any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has, individually or collectively with any and all other incorrect representations, warranties or statements, a material adverse effect on Company and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by Company, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

Section 7.2 Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, Company may, by 30 days’ notice given in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Company (or any successor Servicer appointed pursuant to Section 7.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to, at its sole expense, execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show Company as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to reasonably cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Westlake Account, or any other account of the terminated Servicer, or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Lien Certificates, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. If any Obligors are not already remitting payments directly to the Collection Account, the successor Servicer shall direct such Obligors to make all payments under the Receivables directly to the successor Servicer (and the successor Servicer shall process such payments in accordance with the first sentence of Sections 3.2(b) and (c)). The terminated Servicer shall grant the Company and the successor Servicer reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

Section 7.3 Appointment of Successor Servicer.

(a)
On and after the time the Servicer receives a notice of termination pursuant to Section 7.2 or upon the resignation of the Servicer pursuant to Section 6.6, the successor Servicer appointed by the Company shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the initial Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Company and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 7.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.
(b)
The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor Servicer become the Servicer or any claim based on any alleged action or inaction of the predecessor Servicer) and (ii) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. Any successor Servicer appointed pursuant to this Section will be an established institution engaged in the business of servicing subprime automobile loans.

Section 7.4 Waiver of Past Defaults. The Company may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VIII
Miscellaneous Provisions

Section 8.1 Term.

(a)
This Agreement shall expire upon the earliest to occur of (i) the date on which the Company sells, transfers or assigns all outstanding Receivables to a third party (including to the Servicer), (ii) the date on which the last Receivable is repaid or is otherwise terminated, and (iii) three (3) years from the date of the Closing Date.
(b)
In the event that the Company terminates this Agreement other than for a Servicer Termination Event, the Company shall pay the Servicer a fee out of the Collections equal to 1.00% of the Pool Balance if said termination is prior to the third anniversary of the Closing Date. The Company and the Servicer agree that in such an event, the Servicer’s damages would be uncertain and difficult, if not impossible, to accurately estimate. Accordingly, the Company and the Servicer agree that the foregoing fee is not a penalty, but instead is intended by the parties to be, and shall be deemed, liquidated damages and no other damages will be payable to the Servicer for termination of this Agreement. Notwithstanding the foregoing, in the event the Company terminates this Agreement due to the sale of all Receivables serviced under this Agreement to Servicer or any of Servicer’s Affiliates, the above-referenced fee shall be inapplicable.

Section 8.2 Amendment. Neither this Agreement nor any provision hereof may be amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Servicer and the Company, and, with respect to Section 8.6, Wells Fargo.

Section 8.3 Conditions Precedent. The effectiveness of this Agreement is subject to the fulfillment of each of the following conditions: the Company shall have transferred the Receivable Files (other than those specified in clause (ix) of the definition thereof) to the Servicer.

Section 8.4 Notices. All demands, notices and communications upon or to Company or the Servicer under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, Federal Express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (i) in the case of the Servicer, to Westlake Portfolio Management, LLC, 4751 Wilshire Boulevard, Suite 100, Los Angeles, California 90010, Attention: Chief Financial Officer, or in the case of electronic format to [***], [***] and [***], (ii) in the case of Company, to Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759, Attention: Chief Executive Officer and Chief Financial Officer, or in the case of electronic format to [***] and [***] or (iii) in the case of any of the foregoing entities, at such other address as provided to the other entities in clauses (i) through (ii) above.

Section 8.5 Out of Pocket Expenses. In addition to the Boarding Fee, Servicing Fees, and other Reimbursable Expenses, the Company shall pay to the Servicer on the First Payment Date an amount equal to all payments, advances, charges, costs, and expenses, including reasonable attorneys' fees, expended, or incurred by the Servicer in connection with (i) the negotiation and preparation of this Agreement, (ii) filing, recording and search fees and costs, (iii) costs or expenses required to be paid by the Servicers that are paid, incurred or advanced by the Servicer (collectively, “Out of Pocket Expenses”) on or prior to the Closing Date, provided that such Out of Pocket Expenses are supported by detailed written invoices which are provided to Company in advance of the First Payment Date. Notwithstanding the foregoing, to the extent that Collections prior to the First Payment Date are insufficient to fully reimburse Servicer for Out of Pocket Expenses, Company shall pay such amount to the Servicer on the subsequent Payment Date.

Section 8.6 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns (it being acknowledged by the parties that Wells Fargo Bank, N.A. (“Wells Fargo”) is a collateral assignee of the Company and its rights and benefits hereunder and, as such, Wells Fargo is a third party beneficiary and is entitled to enforce the rights and benefits of the Company hereunder. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3 and 7.3, this Agreement may not be assigned by the Servicer without the prior written consent of the Company and Wells Fargo.

Section 8.7 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.8 Confidentiality; Securities Laws.

(a)
In performing their obligations pursuant to this Agreement, each of the Servicer, on one hand, and the Company, on the other hand, may have access to and receive disclosure of certain confidential information about the other, including the names and addresses of the Servicer’s or Company’s customers or members, marketing plans and objectives, research and test results, pricing policies and practices, computer software (including programs, source code, record layouts and report formats), know-how, processes and methods, and other information which is confidential and the property of the party disclosing the information (collectively, “Confidential Information”). The Servicer and the Company agree that the term Confidential Information shall include this Agreement, the Collection Policy, the Receivable Files and the Lien Certificates. Confidential Information of the Servicer or the Company shall not include information in the public domain or which is independently developed by the Servicer (in the case of information of the Company) or by Company (in the case of information of the Servicer). The Servicer and the Company agree that, except as set forth in Section 8.8(c), Confidential Information shall be used by each party hereto solely in the performance of its obligations under this Agreement. The Servicer and the Company shall receive Confidential Information in confidence and shall not disclose Confidential Information to any third party, except as may be permitted hereunder, or as may be necessary to perform its obligations hereunder, or as may be otherwise agreed in writing by the party hereto furnishing the information, or as required by Applicable Law or any regulatory authority, including as may be necessary for examination by State licensing authorities, under federal securities laws and the rules and regulations of the Securities and Exchange Commission or in connection with any litigation or legal proceeding relating to this Agreement or the enforcement of rights hereunder. Notwithstanding the foregoing, each party hereto may share Confidential Information with its Affiliates, and its and its Affiliates’ partners, directors, officers, managers, members, employees, investors, potential investors, financing providers, potential financing providers, assignees and potential assignees and agents, including accountants, legal counsel and other advisors (it being understood that such Person to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and agree to keep such Confidential Information confidential).
(b)
Except in the circumstances set forth in Section 8.8(c), in the event that any party hereto (each, a “Restricted Party”) is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Restricted Party will provide the other parties hereto with prompt notice of such request(s), subject to Applicable Laws, so that such other parties may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that such other party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or such other party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information so furnished as a Restricted Party would reasonably exercise in assuring the confidentiality of any of its own confidential information.
(c)
The Servicer acknowledges and agrees that the Company’s ultimate parent company is subject to public disclosure and filing requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission thereunder, that it is required under such laws to file a current report on Form 8-K (the “Form 8-K”) within four business days after entering into this Agreement, that it is required to file a copy of this Agreement as an exhibit to its quarterly report on Form 10-Q for the period ending December 31, 2022, and that, notwithstanding anything to the contrary in this Agreement, the Company’s and its parents’ compliance with such requirements shall not constitute a breach of this Agreement; provided, however, that the Company will make reasonable efforts to omit from the Form 8-K and redact from the filed copy of the Agreement specific provisions or terms as permitted under federal securities laws, and agrees to provide to the Servicer, prior to filing the Form 8-K and the redacted copy of the Agreement, as applicable, the relevant document in the form in which it is proposed to be filed.
(d)
Upon request or upon any expiration or termination of this Agreement, each party hereto shall return to each other party hereto or destroy (as the latter may instruct) all of the latter’s Confidential Information in the former’s possession which is in any written or other recorded form, including data stored in any computer medium; provided, however, that each party hereto may retain the Confidential Information of any other party hereto (but subject to the requirements of this Section) to the extent that such other party needs access to such information to continue to perform any of its obligations hereunder or to broker or service the Receivables or otherwise perform obligations owed by each party hereto to the other parties hereto, as necessary for auditing purposes, or as may be required by Applicable Law.
(e)
The Servicer acknowledges that it is aware, and that it will advise its directors, officers, employees, agents, and advisors who are informed as to the matters that are the subject of this Agreement, that federal securities laws prohibit any person who has received from an issuer, such as the Company, material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
(f)
The rights and obligations of the parties under this Section 8.8 shall survive the termination of this Agreement.

Section 8.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.10 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions of this Agreement.

Section 8.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS.

Section 8.13 SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT ANY AND ALL CLAIMS AND DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, FORMATION, VALIDITY, INTERPRETATION, OR ALLEGED BREACH OF THIS AGREEMENT, SHALL BE BROUGHT IN STATE COURTS LOCATED IN THE STATE AND COUNTY OF THE NON-MOVING PARTY.

Section 8.14 COSTS. THE PREVAILING PARTY IN ANY ACTION TO ENFORCE THIS AGREEMENT SHALL BE ENTITLED TO REASONABLE ATTORNEYS’ FEES AND ALL OTHER COSTS AND EXPENSES OF THE PROCEEDINGS.

Section 8.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 8.16 Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and, except as otherwise provided herein, shall not be subject to the supervision of Company with respect to the manner in which the Servicer accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent Company in any way and shall not otherwise be deemed an agent of the Company.

Section 8.17 Further Assurances. The Company and the Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by another party hereto more fully to effect the purposes of this Agreement.

Section 8.18 No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Servicer and Company as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

WESTLAKE PORTFOLIO MANAGEMENT, LLC,

as Servicer

By:	/s/ Todd Laruffa
	Name:	Todd Laruffa
	Title:	Vice President

NICHOLAS FINANCIAL, INC.,

as Company

By:	/s/ Michael Rost
	Name:	Michael Rost
	Title:	CEO

Servicing Agreement

SCHEDULE A

SCHEDULE OF RECEIVABLES

[Omitted in reliance on Item 601(a)(5) of Regulation S-K]

SA-1

SCHEDULE B

COLLECTION POLICY

[Omitted in reliance on Item 601(a)(5) of Regulation S-K]

SB-1

SCHEDULE C

TRANSITION PROCEDURES

[Omitted in reliance on Item 601(a)(5) of Regulation S-K]

SC-1

SCHEDULE D

INFORMATION SECURITY REQUIREMENTS

[Omitted in reliance on Item 601(a)(5) of Regulation S-K]

SD-1

EXHIBIT A

FORM OF SERVICER’S CERTIFICATE

[Omitted in reliance on Item 601(a)(5) of Regulation S-K]

17839331v3	A-1